Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Summary Financial Data” and to the use of our report dated November 4, 2011, except for the second paragraph of Note 1, as to which the date is January 19, 2012, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-177783) and related Prospectus of TVAX Biomedical, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Kansas City, Missouri

January 31, 2012